Blackbird Petroleum Corporation

1630 York Avenue

Main Floor

New York, NY 10028

(212) 315-9705

February 24, 2009

Mr. Angus Jenkins, President

Black Goose Holdings, Inc.

Suite 700, 205 - 5th Ave S.W.

Calgary AB T2Y 4R3

Canada

Dear Mr. Jenkins :

This Letter of Intent (the “Letter”) sets forth the terms and conditions by which Blackbird Petroleum Corporation and or its assignees /subsidiaries (the “Buyer”) proposes to acquire all of the assets of Black Goose Holdings, Inc. (the “Seller”) as set forth on Schedule A hereto (“Assets”).

1.

Acquisition of the Assets.

At the closing of the transaction contemplated by this Letter (the “Closing”), th e Buyer will purchase, and the Seller will sell, all of the Assets, free and clear of all liens, security interests, or encumbrances ..

2.

Purchase Price ..

(a)

Buyer will receive an 80% working interest in the income generated from the Assets.  Seller will receive a 20% working interest in the income generated from the Assets;

(b)

Buyer agrees to additionally cover all audit costs for Seller’s 2008 year-end audit up to $40,000CDN.  The audit shall be completed prior to the Closing and is specifically a condition of the Closing; and

(c)

Buyer additionally agrees to provide $300,000CDN to the Seller.  Seller agrees to use the $300,000CDN to remove all applicable liens including the following liens from the Assets:

A.

Outstanding Bridge Loan due to Jim Jones and associates totaling $160,000CDN; and

B.

Outstanding bank debt of $95,000CDN (Alberta Treasury Branch),

The removal of all liens and the delivery of the Assets free and clear of all liens, security interests, or encumbrances is specifically a condition of the Closing.

3.

Management of the Assets.

Buyer will enter into a management contract with Seller to run all of the day-to-day and oil and gas related operations of the Assets.  These activities include but are not limited to the positions of president, geology, geophysics, production accounting, revenue accounting and all legal requirements.  Buyer will also provide at least 6 months of budgeted expenses.

4.

Due Diligence Review and Conditions of Sale.

Promptly following the execution of this Letter, the Seller will allow Buyer to conduct Buyer’s due diligence review of the Assets and related documentation and files , under the following terms and understanding :

(a)

The due diligence review period (the “Period”) is commenced within fifteen (15) business days of the Effective Date of this Letter ;

(b)

The Period does not exceed forty-five (45) days ;

(c)

The review shall pertain to the Assets and contracts and agreements , which shall be transferable ; and

( d)

The review shall be conducted during normal hours of daylight operation and all site visits be coordinated through Seller’s representatives.

5 ..      Conduct in Ordinary Course ..

During the Period the Seller shall : (a) operate the business consistent with past practices and refrain from extraordinary transactions; (b) maintain the property and other assets of the Seller in good working order (normal wear excepted); (c) use Seller’s best efforts to maintain its business and employees, customers, assets and operations as an ongoing concern and in accordance with past practice ; and (d) maintain all applicable insurance coverage for Comprehensive General Public liability and Workers Compensation and any other coverage in place as of the E ffective D ate of this Letter.

6 ..      Definitive Purchase Agreement; Indemnification ..

It is recognized that this Letter is brief, incomplete and in general terms.  It is agreed that, upon the Effective Date of this Letter, Buyer’s counsel will begin the preparation of the Purchase and Sale Agreement and such other agreements and instruments as are needed or appropriate to effectuate the transaction described in this Letter (the “Definitive Agreements”) and shall not be inconsistent with this Letter, but may contain agreements, covenants, conditions, non-competition provisions, representations and warranties, indemnities customarily found in such agreements or mutually agreed upon by the parties.

7 ..      Closing Conditions.

In addition to the other conditions described in this Letter, the transaction proposed in this Letter will be subject to the satisfaction or waiver of the following conditions:

( a )

Obtaining by or transferring to the Buyer the Assets and all required consents, permits, consents, licenses, approvals or notifications of any governmental or regulatory authorities ;

( b )

Obtaining releases of any liens, charges, or encumbrances against any of the Assets ..   The cost of obtaining any such releases shall be borne solely by Seller except as set forth in paragraph 2. (c);

( c )

Delivery of customary legal opinions by Seller’s counsel and closing certificates and other documentation by both parties.

( d )

The Buyer shall have completed due diligence as set forth above ; and

( e )

Closing shall take place on or before April 30, 2009 in New York, NY, USA or Calgary, Alberta, Canada or such other location as agreed to by Seller and Buyer.   In the event that on the date set for closing Seller can not deliver merchantable title to the Assets and transfer all necessary operating permits and licenses, Seller shall be given a period of thirty (30) days (the “Curative Period”) to cure any material title defect and/or obtain necessary approvals to transfer the Assets and necessary permits , consents and licenses needed in connection with the Assets as are being currently operated.   At the expiration of such thirty (30) day period, if title has not been cured to the satisfaction of the Buyer , Buyer may extend the Curative Period as mutually agreed ..

8 ..      Timing ..

Buyer and Seller shall use commercially reasonable efforts to execute Definitive Agreements on or before April 15, 2009 and to close the transactions contemplated thereby as promptly as practicable thereafter, but no later than May 30, 2009.

9 ..      Expenses ..

Buyer and Seller shall each pay their respective expenses incident to this Letter and to the negotiation and drafting of the Definitive Agreements for transaction contemplated hereby.  Buyer and Seller agree to cover their own legal fees.

10 ..        Exclusive Negotiating Rights; Termination ..

( a )        Exclusive Negotiating Rights ..  In consideration of the substantial investment of time and resources that the Buyer will make in connection with its due diligence investigation, the Seller agrees, that, for a period commencing on the Effective Date of this Letter and ending on the final day of the defined due diligence Period, the Seller shall cause its employees, affiliates, directors, or representatives not to enter into any understanding or agreement with any party other than the Buyer, with respect to any Competitive Transaction.  For the purposes of this Letter, a “Competitive Transaction” is a Transaction involving, directly or indirectly, (i) the acquisition of the Assets or (ii) the taking any other action that is inconsistent with the implementation of this Letter or (iii) discussion s with other potential purchasers of the Assets or the stock of Seller.

(b)

       Termination ..  In the event that the parties have not executed a Definitive Purchase and Sale Agreement on or before April 15, 2009 (the “Termination Date”), then either the Buyer or the Seller may by written notice to the other terminate all of the provisions of this Letter ..

1 1 ..       Miscellaneous ..

( a )

        Choice of Law Jurisdiction and Venue ..   This Letter shall be governed by the substantive laws of the Province of Alberta with jurisdiction and venue being exclusively in a court in the Province of Alberta , without regard to conflict of law principles.

( b )

        Entire Agreement ..   This Letter constitutes the entire understanding and agreement between the parties hereto and their affiliates with respect to its subject matter, and supersedes all prior or contemporaneous agreements, representations, warranties and understandings of such parties (whether oral or written). No promise, inducement, representation or agreement, other than as expressly set forth herein, has been made to or by the parties hereto.

(c)         Amendment ..   This Letter may be amended only by written agreement, signed by the parties to be bound by the amendment.  Evidence shall be inadmissible to show agreement by and between such parties to any oral term or condition contrary to or in addition to the terms and conditions contained in this Letter or any written amendment.

( d )     Construction ..   This Letter shall be construed according to its fair meaning and not strictly for or against either party.  This Letter may be executed in two or more counterparts, each of which shall be deemed an original and all of which, together, shall be considered one and the same original instrument.  Facsimile or email execution and delivery of this Letter is legal, valid, and binding for all purposes under the law.

( e )      Severability ..   If any court determines that a provision of this Letter should be deemed to be invalid or unenforceable under applicable law, the validity and enforceability of the other provisions of this Letter shall not thereby be altered.

( f )       Reformation ..   If any court determines that any provision of this Letter should be deemed invalid or unenforceable , the parties hereby agree that the court has the power and authority to revise or reform the Letter by reducing the scope of the provision to the maximum permissible level, and thereafter to enforce the Letter as so revised by the court.

( g )      Attorneys’ Fees and Cost ..  If either party breaches or threaten to breach any provision of this Letter, the offending party shall be liable for all reasonable attorneys’ fees and cost incurred by in enforcing its rights under this Letter.

( h )      Notices ..  Any written notice required or permitted under this Letter shall be made by personal, facsimile, email, or by mail addressed to the last known address of either Party effective two business days after mailing.

1 2 ..       No Binding Obligation ..  Except for Sections 4 , 5 and 9-11, which are binding and enforceable between the parties, this letter does not constitute or create, and shall not be deemed to constitute or create, any legally binding or enforceable obligation on the part of either party to this letter.   No such obligation shall be created, except by the execution and delivery of the purchase and sale agreement containing such terms and conditions of the proposed transaction as shall be agreed upon by the parties, and then only in accordance with the terms and conditions of such purchase and sale agreement.

Mr. Angus Jenkins, President

February 24, 2009

1 3 ..      Effective Date ..  This Letter shall only become effective and to the extent binding as set forth above, upon signing by both parties ..

Very truly yours,

BUYER :

By:

Antonio Treminio, CEO

DATE: February _25_, 2009

BLACKBIRD PETROLEUM CORPORATION

ACCEPTED AND AGREED
AS OF THE DATE FIRST ABOVE
WRITTEN

SELLER:

BLACK GOOSE HOLDINGS, INC.

By: ______________________

Angus Jenkins, President

DATE: February 25, 2009

Mr. Angus Jenkins, President

February 24, 2009

Schedule A

Assets of Black Goose Holdings, Inc.

Assets:

Land: See attached “Blackbird Land Schedule” incorporated herein by reference.

SFD: Fort Nelson SFD data including Black Goose 2007-01, 2007-02, 2007-03

Kahntah SFD data including Black Goose 2008-01

Seismic: Entire Black Goose Seismic database.

Intellectual Property and/or contractual relationship: All Black Goose modeling related flow-thru drill and/or product acquisition opportunities: